EXHIBIT - 10.3

               FORM OF DEFERRED COMPENSATION AGREEMENT








































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                   DEFERRED COMPENSATION AGREEMENT



        THIS AGREEMENT, made and entered into as of this ____day of _________, 19___, by and between JOHN H. HARLAND COMPANY, a
Georgia corporation (the "Company"), and _______________("Employee");

                      W I T N E S S E T H
                      -------------------

        WHEREAS, Employee is  _________________________   of the Company;
and
        WHEREAS, the parties hereto desire to provide for the payment of deferred compensation to Employee in the amount and at the time and on the conditions hereinafter set forth;
        NOW, THEREFORE, in consideration of the premises and services rendered and to be rendered to the Company by Employee, the parties hereto agree as follows:

                                      1.
                        Deferred Compensation Benefit

        The Company agrees to pay Employee the deferred compensation benefits as set out below:
                1.1. Normal Retirement Benefit. If Employee remains an active and full-time employee of the Company until on or after the date he reaches age 65, the Company shall pay to him a Normal Retirement Benefit each
month which is equal to  $ ________    per month.  This monthly Normal Re-
tirement Benefit shall commence on the first day of the first calendar year which coincides with, or next follows, the date Employee reaches age 65, or the date his employment terminates, whichever occurs last, and shall continue on the first day of each month thereafter during his lifetime.
                1.2. Early Retirement Benefit. If Employee remains an active and full-time employee of the Company until on or after the date he


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EXHIBIT - 10.3 continued

reaches age 60, the Company shall pay to him a monthly Early Retirement Benefit equal to his monthly Normal Retirement Benefit, reduced by a frac-tional amount thereof, where the numerator of the fraction is the number of full calendar months between the date of his termination of employment and the month in which he will reach age 65, and the denominator is 180. This monthly Early Retirement Benefit shall commence on the first day of the first month which coincides with, or next follows, the date of his termina-tion of employment and shall continue on the first day of each month there-after during his lifetime.
                1.3.    Disability Retirement Benefit.
                (a) If Employee at any time while an active and full-time employee of the Company is determined to be disabled, the Company shall pay to him a monthly Disability Retirement Benefit equal to __________ per month which shall commence on the date specified by the Disability Committee and shall continue on the first day of each month thereafter during his lifetime.
                (b) The term "disabled" for purposes of sub-paragraph (a) above shall mean that Employee is physically or mentally unable to continue to fulfill his duties as an active and full-time employee of the Company at his assigned level of responsibility or competence, unless such physical or mental impairment arises as a result of a deliberately self-inflicted injury. A determination whether Employee is disabled shall be made by the Disability Committee and shall be based on an examination of all the facts and circumstances which the Disability Committee in its discretion deems to be relevant, including a report from one or more licensed physicians or psychiatrists selected by the Disability Committee.
                                (c)       The Disability Committee may
review its determination that Employee was disabled at any time before he reaches age 65. If as a result of such review the Disability Committee determines in its absolute discretion that he has recovered to the extent that he is physically and mentally able to resume his duties as an active and full-time employee at his previously assigned level of responsibility or competence and, if the Company under the circumstances would benefit from Employee resuming such duties, the


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Disability Committee shall so notify him in writing.  The payment of benefits under subparagraph (a) herein shall terminate on the date of such notice. If Employee resumes such duties as an active and full-time employee of the Compa-ny within the six-month period immediately following the delivery of such written notice, his future benefits shall be determined in accordance with the provisions of this Agreement, as applicable, without regard to the number of Disability Retirement Benefit payments made prior to his reemployment. Other-wise, his future benefits under this Agreement shall be limited to those payable under Section 3, determined as of the date his employment was termi-nated by reason of his disability.
                (d) The Disability Committee shall consist of any three employees of the Company who are so appointed in writing by the Board of Directors of the Company.
                                      2.
                2.1.     Preretirement Death Benefit.
                (a) If Employee dies while an active and full-time em-ployee of the Company and is survived by his wife or by a natural or adopted child who is under the age of 21, the Company shall pay a monthly Preretire-ment Death Benefit in accordance with subparagraph (b) herein which is equal to _________ per month.
                (b) If Employee is survived by his wife, the monthly Preretirement Death Benefit shall be paid to her and shall commence on the first day of the first month which follows his date of death and shall contin-ue on the first day of each month thereafter during her lifetime. If Employee is not survived by his wife, or upon the death of his wife, such monthly Preretirement Death Benefit shall be paid pro rata according to the above monthly schedule to or on behalf of his surviving children, if any, who have not reached age 21. No payment shall be made to or on behalf of any surviving child after the date that child reaches age 21, and the portion of the monthly Preretirement Death Benefit previously allocated to a child who reaches age 21 shall be reallocated among those children, if any, who have not reached age
21.  Notwithstanding any of the foregoing, the total number of monthly Prere-



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tirement Death Benefit payments made to Employee's surviving wife and children shall not exceed 180.
                2.2.     Post-Retirement Death Benefit.
                (a) If Employee's employment is terminated undercircum-stances which qualify him for the payment of a benefit under Section 1 herein (regardless of whether benefit payments in fact have commenced) and Employee dies and is survived by his wife or by a natural or adopted child who is under age 21, the Company shall make, or continue to make, the monthly benefit payment for which Employee had qualified as a monthly Post-Retirement Death Benefit in accordance with subparagraph (b) herein.
                (b) If Employee is survived by his wife, the monthly Post-Retirement Death Benefit shall be paid to her and shall commence on the first day of the first month which follows his date of death and shall contin-ue on the first day of each month thereafter during her lifetime. If he is not survived by his wife, or upon the death of his wife, such monthly Post-Retirement Death Benefit shall be paid pro rata in accordance with the above monthly schedule to or on behalf of his surviving children, if any, who have not reached age 21. No payment shall be made to or on behalf of any surviving child after the date that child reaches age 21, and the portion of the death benefit previously allocated to a child who reaches age 21 shall be reallocat-ed among those children, if any, who have not reached age 21. Notwithstanding any of the foregoing, the total number of monthly Post-Retirement Death Bene-fit payments made to Employee's surviving wife and children and the number of monthly benefit payments made to Employee under Section 1 herein shall not exceed 180.
                2.3. Payments to Minor Children. The Company shall exer-cise its best effort to make payments to any child who is under age 18 in ac-cordance with written instructions delivered by Employee to, and accepted by, the Company but the Company shall have the absolute discretion to make pay-ments to the person having custody of such child, or to the child without intervention of a guardian, or to the child's legal guardian if one has been appointed, or to hold and use the payments for the benefit of the child until the child reaches age 18.




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                                      3.
                               Vested Benefit
                                3.1.     Vested Benefit.  Subject to the
provisions of Section 5.2 hereof, if Employee's employment is terminated for any reason voluntarily or otherwise, and (a) on the date his employment is terminated he has completed since his most recent date of employment _____ full years of continuous and uninterrupted service with the Company, and (b) he does not otherwise qualify for the payment of any benefit under Section 1 hereof, he shall be entitled to receive a monthly benefit equal to his monthly Accrued Retirement Benefit under which payment shall commence on the first day of the first month which coincides with, or next follows, the date he reaches age 65, if he is then living, and shall continue on the first day of each month thereafter during his lifetime. The term "monthly Accrued Retirement Benefit" for purposes of this section means a monthly benefit which is the product of (A) and (B), where:
                (A)     is an amount equal to _________ per month.
                (B) is a fraction, the numerator of which is the number of completed full years of service by Employee with the Comp-any on the date of his termination of employment, and the de-nominator of which is the number of full years of service with the Company which, absent such termination, he would have completed on the date he reaches age 65.

                                      4.
                        Condition to Benefit Payment
      Notwithstanding any other provision of this Agreement, the right to any benefit whatsoever hereunder shall immediately and completely be extinguished if at any time during the two year period following the date of his termina-tion of employment with the Company Employee engages in one or more of the below-listed States in any activity on his own behalf or on behalf of any organization of any kind or description as an employee, consultant or other-wise, which involves any information about or transaction with any person who



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is a customer of the Company on the date his employment terminates or involves any competition, direct or indirect, with products or services offered by the Company on the date his employment terminates: Alabama, Arkansas, California, Colorado, Florida, Georgia, Illinois, Kentucky, Louisiana, Maryland, Massachu-setts, Missouri, New York, North Carolina, Ohio, South Carolina, Tennessee, Texas and Virginia; provided, however, that the provisions of this Section 4 shall not apply if Employee's employment with the Company is terminated for any reason (whether voluntary or otherwise) within 180 days after a change in control of the Company (as defined in Section 5.2 hereof) shall have occurred.

                                      5.
                            Effect of Agreement
                5.1. This Agreement shall not constitute a contract of employment for any definite term and shall not affect or impair the right of either party to terminate the employment relationship at any time. It is further understood and agreed that this Agreement shall not deprive Employee of his right to participate in any other employee benefit plan now or hereaf-ter established or maintained by the Company in accordance with the provisions of said plan or plans.
                5.2. This Agreement shall be binding upon Employee, his sur-viving wife, surviving children, heirs, executors and administrators and on the Company and its successors or assigns. Furthermore, notwithstanding any other provision of this Agreement to the contrary, in the event that, at any time after a change in control of the Company (as hereinafter defined) or a merger of the Company into another entity or a sale of all or substantially all of the Company's assets, (i) Employee's employment is terminated by the Company or (ii) Employee within 180 days after such change in control, merger or sale, resigns as an employee of the Company for any reason whatsoever, then
(a) if Employee so elects within 10 days of such termination, by written notice to the Company, to receive as of January 1 of the year following the


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year in which said election is made to receive a lump sum payment in lieu of all of his other benefits hereunder, the Company shall pay to Employee a lump sum amount in cash on such January 1 which is equal to the aggregate deferred compensation liability which, based on this Agreement, the Company had accrued for financial accounting purposes (using generally accepted accounting princi-ples, consistently applied) to the date of the termination of his employment, and (b) if Employee does not make such election, then Employee shall have the right to receive his monthly Accrued Retirement Benefit in accordance with
Section 3.1, calculated for this purpose, however, (1) without reference to
Section 3.1(B) and (2) on the assumption that his Average Monthly Salary was equal to one-twelfth (1/12) of his stated annual salary as in effect on the date such change in control, merger or sale occurs.
        For purposes of this Section 5.2, "a change in control of the Company" shall be deemed to have occurred at such time as the "beneficial ownership" of more than fifty percent (50%) of the Common Stock of the Company is held by any person; where any two or more persons act as a partnership, limited part-nership, syndicate or other group for purposes of acquiring, holding, or disposing of the Company's Common Stock, such syndicate or group shall be considered as a person for purposes hereof. The term "beneficial ownership" as used above shall have the meaning contained in Rule 13d-3 under the Securi-ties Exchange Act of 1934.


                                      6.
                                No Assignment
        The benefits provided under this Agreement may not be alienated, encumbered or assigned in any manner whatsoever by Employee, his surviving wife or any surviving child.

                                      7.
                              Entire Agreement
        This Agreement contains the entire understanding of the parties and may be amended only by their mutual consent evidenced by a document executed in the same formality as this Agreement.



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                IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, under its seal, by a duly authorized officer, and Employee has hereunto set his hand and seal as of the date first above written.



                                                JOHN H. HARLAND COMPANY


                                                By:_______________________

[CORPORATE SEAL]

                                                EMPLOYEE

                                                _________________________
Witness:


____________________________



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